EXHIBIT 99

Joint Filer Information

Designated Filer: Prides Capital Partners, L.L.C.

Statement for Month/Day/Year: June 13, 2006

Issuer & Symbol: Waste Services Inn. (WSII)

Address of each Reporting Person for this Form 4:

200 High Street, Suite 700, Boston MA 02110

Relationship to Issuer of each Reporting Person: 10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

June 15, 2006

Prides Capital Partners, L.L.C.

By: /s/ Murray A. Indick

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Murray A. Indick

Managing Member

Kevin A. Richardson, II

/s/ Murray A. Indick By: /s/ Murray A. Indick

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Murray A. Indick Murray A. Indick

Attorney-in-Fact

Henry J. Lawlor, Jr. Charles E. McCarthy

By: /s/ Murray A. Indick By: /s/ Murray A. Indick

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Murray A. Indick Murray A. Indick

Attorney-in-Fact Attorney-in-Fact

Christian Puscasiu

By: /s/ Murray A. Indick

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Murray A. Indick

Attorney-in-Fact